Exhibit 5.1

September 18, 2008

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: MySkin, Inc.

Ladies and Gentlemen:

    You have requested our opinion with respect to certain matters in connection with the filing by MySkin, Inc., a California corporation (the “Company”), of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to which the Company is registering under the Securities Act of 1933, as amended, 210,000 shares of Common Stock, par value $0.001 (the “Shares”). The Shares were issued to the selling security holders identified in the table appearing in the prospectus under the heading “Selling Security Holders.”

    In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following documents:

    (1) The Registration Statement.

    (2) Form of Private Placement memorandum dated as of February 21, 2008 and related Subscription Agreement.

    (3) A copy of the Company’s Articles of Incorporation (“Articles”).

    (4) A copy of the Company’s Bylaws, certified to us by the Company in the Officer’s Certificate as being complete and accurate (“Bylaws”).

    (5) Minutes of meetings and actions by written consent of the Company’s Board of Directors (and committees thereof) relating to the private placement, and the adoption of the Articles and Bylaws, which were certified to us by the Company in the Officer’s Certificate as being complete and accurate.

    (6) An Officer’s Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Officer’s Certificate”).

    As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and such additional examination as we consider relevant to this opinion and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and such additional examination. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

    In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal competence or capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the Selling Security Holders and the due authorization, execution and delivery of all documents by the Selling Security Holders where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

    We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and all applicable provisions of the constitution, statutory laws and all reported judicial decisions interpreting those laws of the State of California.

    In connection with our opinion expressed below, we have assumed that, at or before the time of any disposition of Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such disposition of Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or issuance of such shares or their status as fully paid and nonassessable.

    The Company has informed us that the Selling Security Holders may dispose Shares from time to time on a delayed or continuous basis. In connection with our opinion expressed below, we have assumed that the Shares will be sold in the manner described in the Registration Statement and that the Company will timely file any and all supplements to the Registration Statement and prospectus as are necessary to comply with applicable laws in effect from time to time. This opinion is limited to the laws, including the rules and regulation, as in effect on the date hereof.

    In rendering any opinion that the Shares are "fully paid," we have assumed that such shares were issued, in accordance with the terms of the Private Placement Memorandum, resolutions of the Board of Directors or the Articles (as applicable), and that the Company has received full consideration for the issuance of such shares, and we have relied solely, without independent investigation, upon the representation of the Company to that effect in the Officer’s Certificate referred to above.

    Based upon the foregoing, it is our opinion that:

    (1) The Company is validly existing and in good standing under the laws of the State of California; and

    (2) The Shares issued are, and the Shares to be issued will be, validly issued, fully paid and nonassessable.

    We acknowledge that we are referred to under the heading “Interests of Named Experts and Counsel” of the prospectus which is part of the Registration Statement and we hereby consent to the use of our name in such Registration Statement. We further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the fact that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Weintraub Genshlea Chediak

WEINTRAUB GENSHLEA CHEDIAK

LAW CORPORATION